UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2024

THE ONE GROUP HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37379	14-1961545
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1624 Market Street, Suite 311

Denver, Colorado 80202

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 624-2400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	STKS	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On March 26, 2024, The ONE Group Hospitality, Inc. (the “Company”), TOG Kaizen Acquisition, LLC, a wholly owned subsidiary of the Company (“Buyer”), Safflower Holdings LLC and Safflower Holdings Corp. entered into a stock purchase agreement (the “Stock Purchase Agreement”) pursuant to which Buyer will purchase 100% of the issued and outstanding equity interests of Safflower Holdings Corp. from Safflower Holdings LLC, for $365.0 million in cash, subject to customary adjustments for indebtedness, cash, net working capital and seller transaction expenses (the “Acquisition”).  Safflower Holdings Corp. beneficially owns most of the Benihana restaurants, as well as all of the RA Sushi restaurants, in the United States.  It also franchises Benihana locations in the U.S., Latin America (excluding Mexico) and the Caribbean.

Closing of the Acquisition is subject to customary closing conditions, including the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 expiring or being terminated, among other things.  There is no financing contingency for the Acquisition.

The Company has guaranteed the obligations of TOG Kaizen Acquisition, LLC under the Stock Purchase Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference, and a press release regarding the Acquisition is furnished as Exhibit 99.1.

Investment Agreement

In connection with the Acquisition, the Company, HPC III Kaizen LP, an affiliate of Hill Path Capital LP (“HPC Investor”), and HPS Investment Partners, LLC (“HPS Investor” and collectively with HPC Investor, “Investors”) entered into an investment agreement (the “Investment Agreement”) whereby the Investors agreed to purchase (a) an aggregate of 160,000 shares of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), at a price and with a liquidation preference of $1,000 per share; (b) warrants (in the form attached to the Investment Agreement, the “Penny Warrants”) to purchase a number of shares of Common Stock of the Company that in the aggregate will represent 5.33% of the fully diluted shares of Common Stock of the Company at closing at an exercise price of $0.01 per share; and (c) warrants (in the form attached to the Investment Agreement, the “Market Warrants”) to purchase, in the aggregate, 1,066,667 shares of Common Stock of the Company, at an exercise price of $10.00 per share, in each case, in a private placement exempt from registration under the Securities Act of 1933.  For purposes of calculating the number of shares of Common Stock initially issuable under the Penny Warrants, fully diluted shares of Common Stock means: (a) the number of all outstanding shares of Common Stock of the Company (excluding any held by the Company in treasury), plus (b) the number of all outstanding stock options of the Company (both vested and unvested), plus (c) the number of all outstanding unvested RSUs and PSUs of the Company, plus (d) the number of shares of Common Stock issuable pursuant to the Penny Warrants. The Preferred Stock will be issued at a 5% original issue discount or issuance fee, at the option of the Investors.  The terms of the Preferred Stock will be established by the filing of a certificate of designations in the form attached to the Investment Agreement (the “Certificate of Designations”) with the Delaware Secretary of State. The Preferred Stock will be non-voting and non-convertible; will have compounding dividends that begin at a rate of 13.0% per annum and increase over time at specified intervals; will be subject to optional redemption by the Company and mandatory redemption following specified events and in certain circumstances upon the exercise by the holders of a majority of the outstanding shares of Preferred Stock of an option to deliver written notice to the Company to require redemption, in each case, for specified prices; and will grant certain consent rights for the holders of a majority of the outstanding shares of Preferred Stock for specified matters.

The Investment Agreement contains various representations, warranties, covenants, closing conditions and termination provisions and will, effective at the closing of the transactions contemplated thereby, grant the HPC Investor the right to designate two representatives for appointment and nomination to the Company’s Board of Directors subject to its terms. Under the Investment Agreement, the Company also agreed to enter into a registration rights agreement in the form attached thereto with the Investors at the closing of pursuant to which the Company will agree to register for resale the

Penny Warrants, the Market Warrants and the shares of common stock issuable upon exercise of the Penny Warrants and Market Warrants (the “Registration Rights Agreement”).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Investment Agreement and the forms of Certificate of Designations, Penny Warrant, Market Warrant and Registration Rights Agreement, which are attached hereto as Exhibit 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and each of which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02.

Item 7.01 Regulation FD Disclosure.

Press Release

On March 26, 2024, the Company issued a press release announcing entry into the Stock Purchase Agreement, the Investment Agreement and the Debt Commitment Letter (as defined below). A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference into this Item 7.01.

Investor Presentation

On March 26, 2024, the Company posted on its website, www.togrp.com, under “Investor Relations,” an investor presentation (the “Investor Presentation”). A copy of the Investor Presentation that was posted by the Company is furnished as Exhibit 99.2 hereto and is incorporated in this Item 7.01 by reference.

The information provided pursuant to this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 in Item 9.01, is “furnished” and shall not be deemed to be “filed” with the SEC or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in any such filings.

Item 8.01. Other Events.

In connection with the Acquisition, pursuant to an irrevocable commitment letter, dated March 26, 2024 (the “Debt Commitment Letter”), provided to The ONE Group, LLC by Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., HPS Investment Partners, LLC and HG Vora Capital Management, LLC (collectively, the “Initial Lenders”), the Initial Lenders committed to provide, on the terms and subject to the conditions set forth in the Debt Commitment Letter, at the closing of the Acquisition, a $350.0 million senior secured term loan facility (the “Term Loan Facility”) and a $40.0 million senior secured revolving credit facility (the “Revolving Facility”, and together with the Term Loan Facility, the “Facilities”), up to $10.0 million of which will be available in the form of letters of credit.

The Term Loan Facility will not be subject to a financial covenant and the Revolving Facility’s financial covenant will apply only after 35% of the Revolving Facility’s capacity has been drawn.

The Term Loan Facility will bear interest at a margin over a reference rate selected at the option of the borrower.  The margin for the Term Loan Facility will be 6.5% per annum for SOFR borrowings and 5.5% per annum for base rate borrowings.  The Term Loan Facility will mature on the fifth anniversary of the date of the related loan agreement.

The Revolving Facility will bear interest a margin over a reference rate selected at the option of the borrower.  The margin for the Revolving Facility will be set quarterly based on the Company’s Consolidated Net Leverage Ratio for the preceding four fiscal quarter period and will range from 5.5% to 6% per annum for SOFR borrowings and 4.50% to 5.00% for base rate borrowings. The Revolving Facility will mature on the date that is fifty-four months after the date of the related loan agreement.

The Facilities will be used to finance the Acquisition as well as refinance the Company’s existing credit agreement with Goldman Sachs Specialty Lending Group, L.P. and Goldman Sachs Bank USA (the “Refinancing”) and to pay fees and expenses in connection with the Acquisition, the Refinancing, the issuance and sale of the Preferred Stock and incurrence of the Facilities.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Stock Purchase Agreement dated March 26, 2024 between Safflower Holdings LLC, Safflower Holdings Corp., TOG Kaizen Acquisition, LLC and The ONE Group Hospitality, Inc..
10.2	Investment Agreement dated March 26, 2024 between The One Group Hospitality, Inc., HPS Investment Partners, LLC and HPC III Kaizen LP.
10.3	Form of Certificate of Designation.
10.4	Form of Penny Warrant.
10.5	Form of Market Warrant.
10.6	Form of Registration Rights Agreement.
99.1	Press Release dated March 26 2024.
99.2	Investor Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2024	THE ONE GROUP HOSPITALITY, INC.

	By:	/s/ Tyler Loy
	Name:	Tyler Loy
	Title:	Chief Financial Officer